Exhibit 10.2













                            ASSET PURCHASE AGREEMENT

                                 By and Between

                          AMERICAN TOWER SYSTEMS, INC.

                             B & E ASSOCIATES, INC.

                                   Dated as of

                                  May 27, 1997












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

                                                   TABLE OF CONTENTS

ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         SALE AND PURCHASE OF ASSETS.....................................................................1
                  2.1      Agreement to Sell and Buy..............................................................1
                  2.2      Assumption of Liabilities and Obligations. ............................................1
                  2.3      Closing; Purchase Price................................................................3
                  2.4      Accounts Receivable....................................................................3

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF BEA...........................................................4
                  3.1      Organization and Business; Power and Authority; Effect of Transaction..................4
                  3.2      Financial and Other Information.  .....................................................5
                  3.3      Changes in Condition...................................................................5
                  3.4      Materiality............................................................................5
                  3.5      Title to Properties; Leases............................................................5
                  3.6      Compliance with Private Authorizations.................................................5
                  3.7      Compliance with Governmental Authorizations and Applicable Law.........................6
                  3.8      Intangible Assets......................................................................7
                  3.9      Related Transactions...................................................................7
                  3.10     Solvency...............................................................................7
                  3.12     Employee Retirement Income Security Act of 1974........................................7
                  3.13     Absence of Sensitive Payments..........................................................7
                  3.14     Inapplicability of Specified Statutes..................................................8
                  3.15     Employment Arrangements................................................................8
                  3.16     Material Agreements....................................................................8
                  3.17     Ordinary Course of Business............................................................8
                  3.18     Broker or Finder.......................................................................9

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF ATS...........................................................9
                  4.1      Organization and Business; Power and Authority; Effect of Transaction..................9
                  4.2      Broker or Finder......................................................................10
                  4.3      Solvency..............................................................................10
                  4.4      No Legal Action.......................................................................10

ARTICLE 5         CLOSING CONDITIONS.............................................................................10
                  5.1      Conditions to Obligations of Each Party to effect the Transactions....................10
                  5.2      Conditions to Obligations of ATS......................................................11
                  5.3      Conditions to Obligations of BEA......................................................11

ARTICLE 6         INDEMNIFICATION................................................................................12
                  6.1      Survival..............................................................................12
                  6.2      Indemnification.......................................................................12
                  6.3      Limitation of Liability...............................................................13
                  6.4      Notice of Claims......................................................................13
                  6.5      Defense of Third Party Claims.........................................................13
                  6.6      Exclusive Remedy......................................................................14

ARTICLE 7         GENERAL PROVISIONS.............................................................................14
                  7.1      Amendment.............................................................................14
                  7.2      Waiver................................................................................14



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                  7.3      Fees, Expenses and Other Payments.....................................................14
                  7.4      Notices...............................................................................14
                  7.5      Specific Performance; Other Rights and Remedies.......................................15
                  7.6      Severability..........................................................................16
                  7.7      Counterparts..........................................................................16
                  7.8      Section Headings......................................................................16
                  7.9      Governing Law.........................................................................16
                  7.10     Further Acts..........................................................................16
                  7.11     Entire Agreement......................................................................16
                  7.12     Assignment............................................................................17
                  7.13     Parties in Interest...................................................................17
                  7.14     Arbitration...........................................................................17
                  7.15     Mutual Drafting.......................................................................17


APPENDIX A:       Definitions

SCHEDULES:        BEA Disclosure Schedule

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated as of May 21, 1997 by and between American Tower Systems, Inc., a Delaware corporation ("ATS"), and B & E Associates, Inc., a Massachusetts corporation ("BEA").

         WHEREAS, BEA is engaged in the business of identifying and locating and managing communication sites for third parties (the "BEA Business"); and

         WHEREAS, ATS desires to purchase and BEA desires to sell the BEA Assets and the BEA Business on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the parties, intending to be legally bound, do hereby covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the BEA Disclosure Schedule and each Collateral
Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to BEA and ATS.


                                    ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, BEA hereby agrees to sell, assign, transfer and deliver to ATS at the Closing, and ATS agrees to purchase at the Closing, the BEA Assets and the BEA Business, free and clear of any Liens of any nature whatsoever except for Permitted Liens. For purposes of this Agreement, the term "BEA Assets" shall mean all of the Assets of BEA set forth on Schedule 2.1 of the BEA Disclosure Schedule.

         2.2      Assumption of Liabilities and Obligations.

         (a) At the Closing, ATS shall assume and agree to pay, discharge and perform the following obligations and liabilities of BEA (collectively, the "BEA Assumed Obligations"): (i) all of the obligations and liabilities of BEA under the BEA Assumable Agreements, and (ii) all obligations and liabilities of BEA with respect to the ownership and operation of the BEA Assets and the conduct of the BEA Business, on and




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after the Closing Date; provided,  however,  that notwithstanding the foregoing,
ATS shall not assume and agree to pay, and shall not be obligated with respect to, the BEA Nonassumed Obligations.

         (b) ATS shall not assume or become obligated to perform any debt, liability or obligation of BEA relating to any of the following matters (collectively, the "BEA Nonassumed Obligations"):

                  (i) the ownership or operation of the BEA Assets or the conduct of the BEA Business prior to the Closing Date, including without limitation Taxes, unfunded pension costs, any Employment Arrangement of BEA (including without limitation any obligation to any BEA Employee for severance benefits, vacation time or sick leave), and any of the following to the extent same arise from Events occurring prior to or existing on the Closing Date: products liability, Legal Actions or other Claims, and obligations and liabilities relating to Environmental Law;

                  (ii) any obligations or liabilities under the BEA Assumable Agreements relating to the period prior to the Closing;

                  (iii)  any insurance policies of BEA;

                  (iv) those required to be disclosed in the BEA Disclosure Schedule which are not so disclosed or which, if disclosed, Section 2.2(b)(iv) of the BEA Disclosure Schedule indicates that such obligation or liability will not be assumed;

                  (v) any liability or obligation from or relating to breach of any warranty or any misrepresentation by BEA under this Agreement or any Collateral Document;

                  (vi) any liability or obligation from or relating to breach or violation of, or failure to perform, any of BEA's obligations, covenants, agreements or undertakings set forth in this Agreement or any Collateral Document, including without limitation Article 5 of this Agreement;

                  (vii) any obligation or liability relating to any asset of BEA not included in the BEA Assets.

                  (viii) any obligation or liability with respect to capitalized lease obligations or Indebtedness for Money Borrowed;

                  (ix) any Taxes, fees, expenses or other amounts required to be paid by BEA pursuant to the provisions of this Agreement or any Collateral Document; and

                  (x) any Contract with any Affiliate of BEA, other than those, if any, set forth in Section 2(b)(x) of the BEA Disclosure Schedule.

All BEA Nonassumed Obligations shall remain and be the obligations and liabilities solely of BEA.

         (c) Notwithstanding anything contained in this Agreement to the contrary, except as set forth in Section 2.2(c) of the BEA Disclosure Schedule, all items of income and expense (including without limitation with respect to rent, utility charges, Pro Ratable Taxes and wages, salaries and accrued but unused vacation of BEA employees) arising from the ownership or operation of the BEA Assets or the conduct of the BEA Business shall be prorated as of 12:01 a.m., Eastern time, on the Closing Date, with BEA entitled to and responsible for any such items on or prior to the Closing Date and ATS entitled to and responsible for any such items relating to any subsequent period. For these purposes, Pro Ratable Taxes attributable to a period that begins before and ends after the Closing Date shall be treated on a "closing of the books" basis

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as two  partial  periods,  one ending at the close of the  Closing  Date and the other beginning on the day after the Closing Date, except that Pro Ratable Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis. If either party shall have received any such revenues or paid any such expenses or charges which, pursuant to the terms hereof, the other party is entitled to or responsible for, it shall furnish the other party with a detailed statement of any such items as soon as practicable after receipt or payment thereof. The parties shall use their best efforts to agree upon such items and other adjustments prior to the Closing Date and, in any event, except as set forth in Section 2.2(c) of the BEA Disclosure Schedule, within sixty (60) days thereafter. If the parties are unable within such period to agree upon such items and other adjustments, BEA and ATS shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review such items and other adjustments. The fees and other expenses of retaining such independent public accounting firm shall be borne equally by BEA and ATS. Such firm shall report its conclusions as to such items and other adjustments pursuant to this Section and such report shall be conclusive on all parties to this Agreement and not subject to dispute or review. Upon such agreement or determination by such independent accounting firm, BEA or ATS, as the case may be, shall promptly reimburse the other party for any income received or expenses paid by the other party and not previously reimbursed or any other adjustment required by this Section.

         Nothing contained in this Section 2.2(c) is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth therein.

         2.3 Closing; Purchase Price. The closing of the Transactions (the "Closing") shall take place at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at 10:00 a.m., local time, on May 21 , 1997 or such other date, prior to the Termination Date, as the parties may agree (the "Closing Date"). At the Closing, each of the parties shall deliver such bills of sale, assignments, assumptions of liabilities, opinions and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel. The purchase price for the BEA Assets and the BEA Business (the "Purchase Price") shall be an amount equal to $4,333,000, subject to adjustment as provided in Section 2.2(d) plus an amount equal to the Prepaid Expenses and minus an amount equal to the sum of (i) the BEA Nonassumed Obligations, if any, which ATS agrees to assume, and (ii) Prepaid Revenues.

         2.4 Accounts Receivable. At the closing, BEA shall appoint ATS its agent for the purpose of collecting all Accounts Receivable relating to the BEA Business. BEA shall deliver to ATS on or as soon as practicable after the Closing Date a complete and detailed statement showing the name, amount and age of each Accounts Receivable of the BEA Business. Subject to and limited by the following, revenues relating to the Accounts Receivable relating to the BEA Business will be for the account of BEA. ATS shall use the same procedures and efforts which it uses with respect to its own accounts receivable to collect the Accounts Receivable with respect to the BEA Business for a period of ninety (90) days after the Closing Date (the "Collection Period"). Any payment received by ATS during the Collection Period from any customer with an account which is an Accounts Receivable with respect to the BEA Business shall first be applied in reduction of the Accounts Receivable, unless the customer contests the validity of such application. If the customer contests the validity of any payment received by ATS during the Collection Period to be applied in reduction of the Accounts Receivable, then ATS shall promptly notify BEA and any payment with respect to which application is contested as aforesaid shall be placed in an escrow arrangement reasonably satisfactory to ATS and BEA until the validity of the application is determined. During the Collection Period, ATS shall furnish BEA with a list of, and pay over to BEA, the amounts collected with respect to the Accounts Receivable with respect to the BEA Business on a monthly basis and forward to BEA, promptly upon receipt or delivery, as the case may be, copies of all correspondence relating to Accounts Receivable. ATS shall provide BEA with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either party at and after such time, the parties shall meet to mutually

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and in good faith analyze any  uncollected  Accounts  Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if ATS desires to retain such Accounts Receivable. As to each such Accounts Receivable, the parties shall negotiate a good faith value of such Accounts Receivable, which ATS shall pay to BEA if ATS, in its sole discretion, chooses to retain such Accounts Receivable. BEA shall retain the right to collect any of its Accounts Receivable as to which the parties are unable to reach agreement as to a good faith value, and ATS agrees to turn over to BEA any payments received against any such Accounts Receivable. ATS shall not be obligated to use any extraordinary efforts to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and ATS shall not make any such referral or compromise, nor settle or adjust the amount of any such Accounts Receivable, except with the approval of BEA. ATS shall not incur any liability to BEA for any uncollected account unless ATS shall have engaged in willful misconduct or gross negligence in the performance of its obligations set forth in this Section. During and after the Collection Period, without specific agreement with ATS to the contrary, neither BEA nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes, except for Accounts Receivable retained by BEA after the Collection Period.


                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF BEA

         BEA hereby represents, warrants and covenants to, and agrees with, ATS as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) BEA is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) BEA has all requisite corporate power and corporate authority and has in full force and effect all Governmental Authorizations and Private Authorizations, except for those set forth in Section 3.1(b) of the BEA Disclosure Schedule or those the failure of which to obtain do not and will not have, individually or in the aggregate, any material adverse effect on BEA, necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of either of the BEA. This Agreement has been duly executed and delivered by BEA and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by BEA will constitute, legal, valid and binding obligations of BEA, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the BEA Disclosure Schedule, and except for matters which would have no material adverse effect on the BEA, neither the execution and delivery by BEA of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by BEA of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by BEA:


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                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of BEA or any Applicable Law on the part of BEA, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of BEA, other than those constituting BEA Nonassumed Obligations; provided, however, that BEA makes no representation and warranty that any Contractual Obligation which requires a consent to its assignment will not be breached if such consent is not obtained prior to the Closing and the rights of BEA thereunder are nevertheless assigned to ATS; or

                  (ii) will require BEA to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA.

         (d)      BEA has no Subsidiaries.

         3.2 Financial and Other Information. The BEA has heretofore furnished to ATS copies of the internally prepared cash basis income and expense statements of the BEA Business listed in Section 3.2 of the BEA Disclosure Schedule (the "BEA Statements"). The BEA Statements are true, accurate and complete cash basis income and expense statements in all material respects, do not contain any untrue statement of a material fact, and fairly present the cash flow of the BEA Business for the respective periods covered thereby, subject to normal nonmaterial adjustments. ATS acknowledges that no representations have been made by BEA that (a) the past financial performance of BEA as reflected in the BEA Statements (and on the Tax Returns furnished pursuant to the provisions of Section 3.11) are in any way reflective of future financial performance and
(b) that certain amounts of income included in the BEA Statements (and on the Tax Returns furnished pursuant to the provisions of Section 3.11) are derived from sources other than the BEA Assets.

         3.3 Changes in Condition. Since the date of the most recent statements constituting a part of the BEA Statements, except to the extent specifically described in Section 3.3 of the BEA Disclosure Schedule, there has been no material adverse change in the BEA Assets or the BEA Business. There is no Event known to BEA which materially adversely affects, or (so far as BEA can now reasonably foresee) is likely to materially adversely affect, the BEA Assets or the BEA Business, except to the extent specifically described in Section 3.3 of the BEA Disclosure Schedule.

         3.4 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the BEA Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the BEA Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be materially adverse to the BEA Assets or the BEA Business.

         3.5 Title to Properties; Leases. BEA does not own or lease any real property or lease any personal property that is part of the BEA Assets or own any material items of tangible personal property and, therefore, no real property or any material items of tangible personal property or any interest therein is being transferred.

         3.6 Compliance with Private Authorizations. Section 3.6 of the BEA Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the BEA Assets or the BEA Business. BEA has obtained all Private Authorizations which are necessary for the ownership or operation of the BEA Assets or the conduct of the BEA Business which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect BEA;

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provided,  however,  that the  representations  and warranties set forth in this
Section are not intended to apply to (a) any of the consents required in order to assign the BEA Assets to ATS pursuant to the provisions of this Agreement, and (b) the failure of BEA to obtain any or all of the consents required in order to assign the BEA Assets to ATS pursuant to the provisions of this Agreement. All of such Private Authorizations are valid and in good standing and are in full force and effect. BEA is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any material adverse effect on BEA; provided, however, that the foregoing representation and warranty is not intended to apply to the failure of BEA to obtain all consents required in order to assign the BEA Assets to ATS pursuant to the provisions of this Agreement. No such Private Authorization is the subject of any pending or, to BEA's knowledge, threatened attack, revocation or termination.

         3.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Except as otherwise specifically described in Section 3.7(a) of the BEA Disclosure Schedule, there is no Governmental Authorization required under Applicable Laws (i) to own and operate the BEA Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, or (ii) that is necessary to permit BEA to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the foregoing representation and warranty is not intended to apply to consents of Persons (other than Authorities) required in order to assign the BEA Assets to ATS pursuant to the provisions of this Agreement.

         (b) Except as otherwise specifically described in Section 3.7(b) of the BEA Disclosure Schedule, neither BEA nor any director or officer thereof (in connection with ownership or operation of the BEA Assets or the conduct of the BEA Business) is in or is charged by any Authority with or, to BEA's knowledge, at any time since January 1, 1993 has been in or has been charged by any Authority with, or, to BEA's knowledge, is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Applicable Law relating to the ownership and operation of the BEA Assets or the conduct of the BEA Business. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to BEA's knowledge, threatened before or by any Authority (x) relating to the ownership or operation of the BEA Assets or the conduct of the BEA Business which, individually or in the aggregate, are reasonably likely to result in the imposition of any restriction of such a nature as would adversely affect the ownership or operation of the BEA Assets or the conduct of the BEA Business; (y) involving charges of illegal discrimination by BEA under any federal or state employment Laws, or (z) involving Environmental Laws or zoning laws, except as otherwise specifically described in Section 3.7(b) of the BEA Disclosure Schedule.

         (c) Except as otherwise specifically described in Section 3.7(c) of the BEA Disclosure Schedule, no Event exists or has occurred, which, to BEA's knowledge, constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Applicable Law, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material adverse effect on the BEA Assets or the BEA Business.

         (d) With respect to matters, if any, of a nature referred to in Section 3.7(b) or 3.7(c) of the BEA Disclosure Schedule, except as otherwise specifically described in Section 3.7(d) of the BEA Disclosure Schedule, all such information and matters set forth in the BEA Disclosure Schedule, if adversely determined against BEA, will not, individually or in the aggregate, have a materially adverse effect on the BEA Assets or the BEA Business.

         3.8 Intangible Assets. There are no Intangible Assets (other than Private Authorizations) required for the ownership or operation of the BEA Assets or the conduct of the BEA Business as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date. BEA, to its knowledge, does not wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and BEA has not received any notice of any claim or infringement relating to any such Intangible Asset.

         3.9 Related Transactions. BEA is not a party or subject to any Contractual Obligation relating to the ownership or operation of the BEA Assets or the conduct of the BEA Business between BEA and any of its officers, directors, shareholders, employees or, to the knowledge of BEA, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) Employment Arrangements listed or described in Section 3.15 of the BEA Disclosure Schedule, (ii) Contractual Obligations between BEA and any of its directors, shareholders, officers, employees or Affiliates of BEA or any of the foregoing, which constitute assets other than BEA Assets or BEA Nonassumed Obligations, or (iii) as specifically set forth in Section 3.9 of the BEA Disclosure Schedule.

         3.10 Solvency. As of the execution and delivery of this Agreement, BEA is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         3.11     Tax Matters.

         (a) BEA is not a "consenting corporation" within the meaning of Section 341(f) of the Code. BEA has at all times been taxable as a Subchapter C corporation under the Code, and has never been a member of any consolidated group for Tax purposes, except as otherwise set forth in Section 3.11(a) of the BEA Disclosure Schedule.

         (b) The information shown on the federal income Tax Returns of BEA for each of the most recent four tax years (true and complete copies of which have, to the extent requested by ATS, been furnished by BEA to ATS) is true, accurate and complete in all material respects and fairly and accurately reflects the information purported to be shown. Federal Tax Returns of BEA have not been examined by the Internal Revenue Service, and BEA has not been notified of any proposed examination, except as shown in Section 3.11(b) of the BEA Disclosure Schedule.

         (c) BEA is not a party to any tax sharing agreement or arrangement.

         3.12 Employee Retirement Income Security Act of 1974. BEA (which for purposes of this Section shall include any ERISA Affiliate) is not making any contribution to or sponsoring, and has not at any time since its organization made any contribution to or sponsored, any Plan or Benefit Arrangement which is subject to ERISA.

         3.13  Absence  of  Sensitive  Payments.   Neither  BEA  nor,  to  BEA's
knowledge, any of its officers, directors, employees, agents or other representatives, has with respect to the BEA Assets or the BEA Business (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books.

         3.14 Inapplicability of Specified Statutes. BEA is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         3.15 Employment Arrangements. Section 3.15 of the BEA Disclosure Schedule contains a true, accurate and complete list of all employees and consultants of BEA involved in the ownership or operation of the BEA Assets or the conduct of the BEA Business (the "BEA Employees"), together with each such employee's title or the capacity in which he or she is employed and the basis for the BEA Employees' compensation. BEA has no obligation or liability, contingent or other, under any Employment Arrangement with any BEA Employee, other than those listed or described in Section 3.15 of the BEA Disclosure Schedule. Except as described in Section 3.15 of the BEA Disclosure Schedule,
(a) none of the BEA Employees is now, or since January 1, 1993 has been, represented by any labor union or other employee collective bargaining organization, and BEA is not and never has been a party to any labor or other collective bargaining agreement with respect to any of the BEA Employees, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of the BEA Employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (c) neither BEA nor any of the BEA Employees is now, or has since January 1, 1993 been, subject to or involved in or, to BEA's knowledge, threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to the BEA Employees, and (d) none of the BEA Employees has notified BEA that he or she does not intend to continue employment with BEA until the Closing or with ATS following the Closing. BEA has performed in all material respects all obligations required to be performed under all Employment Arrangements and is not in material breach or violation of or in material default or arrears under any of the terms, provisions or conditions thereof.

         3.16 Material Agreements. Listed on Section 3.16 of the BEA Disclosure Schedule are all Material Agreements relating to the ownership or operation of the BEA Assets or the conduct of the business of the BEA Business or to which BEA is a party or to which it is bound or which any of the BEA Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by BEA to ATS and BEA has provided ATS with photocopies of all such Material Agreements requested by ATS. All of such Material Agreements are valid, binding and legally enforceable obligations of BEA and, to BEA's knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. BEA has duly complied with all of the material terms and conditions of each such Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of BEA, Claim threatened in writing that BEA has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of BEA under any of such Material Agreements in any material respect.

         3.17 Ordinary Course of Business. BEA, from the date of the most recent BEA Financial Statements to the date hereof, except (i) as may be described on
Section 3.17 of the BEA Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement, with respect to the BEA Assets and the BEA Business:

                  (a) has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice:

                           (i) has not  incurred  any  obligation  or  liability
                  (fixed, contingent or other) individually having a value in excess of $20,000;

                           (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $20,000;

                           (iii) has not entered into any individual  commitment
                  having a value in excess of $20,000; and

                           (iv)  has not canceled any debts or claims;

                  (c) has not created or permitted to be created any Lien on any of its property;

                  (d) has not increased the compensation payable or to become payable to any of the BEA Employees other than in the ordinary course of business or otherwise materially altered, modified or changed the terms of their employment, except for its officers;

                  (e) has not waived any rights of material value under any Contractual Obligation constituting a part of the BEA Assets without fair and adequate consideration;

                  (f) has not experienced any work stoppage; and

                  (g) except in the ordinary course of business, has not entered into, amended or terminated any Private Authorizations or Material Agreement constituting a part of the BEA Assets.

         3.18 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of BEA.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF ATS

         ATS represents, warrants and covenants to, and agrees with, BEA as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) ATS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) ATS has all requisite corporate power and corporate authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS. This Agreement has been duly executed and delivered by ATS and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATS will constitute, legal, valid and binding obligations of ATS, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except for matters which would have no material adverse effect on ATS, neither the execution and delivery by ATS of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by ATS of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATS:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS or any Applicable Law on the part of ATS, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATS; or

                  (ii) will require ATS to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA.

         4.2 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS.

         4.3 Solvency. As of the execution and delivery of this Agreement, ATS is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         4.4 No Legal Action. There are no Legal Actions pending or, to the knowledge of ATS, threatened against ATS or any of its Affiliated Entities, officers or directors, that question or may affect the validity of this Agreement or the right of ATS to consummate the transactions contemplated hereunder.


                                    ARTICLE 5

                               CLOSING CONDITIONS

         5.1 Conditions to Obligations of Each Party to effect the Transactions. The respective obligations of each party to effect the Transactions shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Transactions, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a threat of any such Legal Action;

                  (b) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by ATS and BEA with any Authority, prior to the consummation of the Transactions, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, in the reasonable business judgment of ATS, have a material adverse effect on the BEA Assets or the BEA Business; and

                  (c) The transactions contemplated by the Other Agreement shall be consummated simultaneously with the Closing.

         5.2 Conditions to Obligations of ATS. The obligation of ATS to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATS and its counsel, and ATS and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) BEA shall have furnished ATS and, at ATS' request, any bank or other financial institution providing credit to ATS, with a favorable opinion, dated the Closing Date of Bernkopf, Goodman & Baseman LP, counsel for BEA, or other counsel to BEA reasonably acceptable to ATS, with respect to the matters set forth in Sections 3.1(a), (b) and (c) and 3.7(b) (to such counsel's knowledge);

                  (c) BEA shall have furnished ATS with such certificates and other documents evidencing the truth of its representations, warranties, covenants and agreements and the performance of its agreements or conditions as ATS or its counsel shall have reasonably requested;

                  (d) BEA shall have delivered or cause to be delivered to ATS all of the Collateral Documents and other agreements, documents and instruments required to be delivered by BEA to ATS at or prior to the Closing pursuant to the terms of this Agreement;

                  (e) ATS shall have received advice from its independent accountants to the effect that, if requested by ATS, an unqualified report (as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the three years in the period ended December 31, 1996) of the BEA Business in conformity with GAAP and Regulation S-X under the Securities Act could be prepared; and

                  (f) Each of the individuals named therein shall have executed and delivered to ATS an indemnity agreement (the "Indemnity Agreement"), in form, scope and substance reasonably satisfactory to ATS.

         5.3 Conditions to Obligations of BEA. The obligation of BEA to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to BEA and its counsel, and BEA and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) ATS shall have furnished BEA and, at BEA's request, any bank of other financial institution providing credit to BEA, with favorable opinions, dated the Closing Date of Sullivan & Worcester LLP, counsel for ATS, with respect to the matters set forth in Sections 4.1 and 4.4;

                  (c) ATS shall have furnished BEA with such certificates and other documents evidencing the truth of its representations, warranties, covenants and agreements and the performance of its agreements or conditions as BEA or its counsel shall have reasonably requested; and

                  (d) ATS shall have delivered or cause to be delivered to BEA all of the Collateral Documents and other agreements, documents and instruments required to be delivered by ATS to BEA at or prior to the Closing pursuant to the terms of this Agreement.


                                    ARTICLE 6

                                 INDEMNIFICATION

         6.1 Survival. The representations and warranties of the parties contained in or made pursuant to Sections 3 and 4 of this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of (a) one (1) year after the Closing Date or
(b) the applicable statute of limitations in the case of matters of a nature referred to in Sections 3.1, 3.11, 3.12, 4.1 and 4.4, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. The covenants and agreements of the parties contained in or made pursuant to all of the other Sections of this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in this Section. Any Claim for indemnification, no matter how arising, not asserted by written notice to the Indemnifying Party prior to the expiration of the applicable Indemnity Period and for which arbitration for such Claim pursuant to Section 7.14 of this Agreement is not commenced within sixty (60) days of said written notice shall be waived and of no force and effect.

         6.2 Indemnification. Each of BEA and ATS (the "Indemnifying Party") agrees that on and after the Closing it shall, subject to survival periods set forth in Section 6.1, indemnify and hold harmless the other (the "Indemnified Party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document executed by it (collectively, "Loss and Expense" provided, however, that Loss and Expense shall, in the case of damages, be limited to actual damages and shall not include any type of punitive, consequential (including without limitation loss of anticipated profits) or any other measure of damages permitted by Applicable Law or otherwise), suffered directly by the Indemnified Party by reason of, or arising out of:

                  (a) any breach of representation or warranty made by the Indemnifying Party pursuant to this Agreement or any Collateral Document executed by it or any failure by the Indemnifying Party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document executed by it; or

                  (b) any Legal Action or other Claim by any third party relating to the Indemnifying Party or, in the case of ATS, the ownership or operations of the BEA Assets or the conduct of the business of the BEA Business to the extent such Legal Action or other Claim has also resulted in a breach of representation or warranty by the Indemnifying Party pursuant to this Agreement or any Collateral Document executed by it; or

                  (c) in the case of BEA as the Indemnifying Party, by reason of, or arising out of, (i) BEA Nonassumed Obligations or (ii) the ownership and operation of the BEA Assets and the BEA Business prior to the Closing Date; or

                  (d) in the case of ATS as the Indemnifying Party, by reason of, or arising out of, (i) BEA Assumed Obligations or (ii) the ownership and operation of the BEA Assets and the BEA Business from and after the Closing Date, except for Events arising prior to or existing on the Closing Date, unless they are part of the BEA Assumed Obligations.

         6.3      Limitation of Liability.

         (a) Notwithstanding the provisions of Section 6.2, after the Closing, except as otherwise provided in Section 6.6, each Indemnified Party's rights to indemnification shall be subject to the following limitations: (i) the Indemnified Party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $25,000, in which event the Indemnified Party shall be entitled to recover all such Loss and Expense (including without limitation such $25,000), and (ii) in no event shall the aggregate amount required to be paid by an Indemnifying Party pursuant to the provisions of this Article exceed $500,000, except for any Loss or Expense arising out of matters of a nature referred to in Sections 3.1 and 4.1 as to which the limitations set forth in this clause (ii) shall not apply.

         (b) In the case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         6.4 Notice of Claims. If an Indemnified Party believes that it has suffered or incurred any Loss and Expense, it shall notify the Indemnifying Party promptly in writing, and in any event within the applicable time period specified in Section 6.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an Indemnified Party intends to claim any liability or expense as Loss and Expense under this Article, such Indemnified Party shall promptly notify the Indemnifying Party of such Legal Action, but the failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party of its obligations under this Article, except to the extent such failure to notify prejudices such Indemnifying Party's ability to defend against such Claim.

         6.5 Defense of Third Party Claims. The Indemnifying Party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the Indemnified Party, any third party Legal Action or other Claim, but the Indemnified Party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the Indemnifying Party shall fail to defend any such Legal Action or other Claim, then the Indemnified Party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the Indemnifying Party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such Legal Action or other Claim and recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the Indemnified Party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the Indemnifying Party and agreed to in writing by the claimant in such Legal Action or other Claim (the "Settlement Proposal") (a) include a full release of the Indemnified Party from the Legal Action or other Claim which is the subject of the Settlement Proposal, and (b) if the Indemnified Party is ATS, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the BEA Assets or the conduct of the BEA Business in substantially the manner then being theretofore owned, operated and conducted by ATS.

         6.6 Exclusive Remedy. Except for (a) fraud constituting dishonesty or willful or intentional gross misrepresentation or willful or intentional gross breach of warranty, covenant or agreement; provided, however, that any Claim with respect to fraud constituting dishonesty or willful or intentional gross misrepresentation or willful or intentional gross breach of warranty, covenant or agreement, no matter how arising, not asserted by written notice to the party alleged to have committed the same prior to May 21, 1999 and for which arbitration with respect to such Claim pursuant to Section 7.14 of this Agreement is not commenced within sixty (60) days of said written notice shall be waived and of no force and effect; or (b) specific performance and injunctive relief as provided in Section 7.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.


                                    ARTICLE 7

                               GENERAL PROVISIONS


         7.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto.

         7.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, ATS or BEA may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions with respect to the Termination Date, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         7.3 Fees, Expenses and Other Payments. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses.

         7.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to ATS:

                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Joseph L. Winn, Chief Financial Officer
                  Telecopier No.:  (617) 375-7575

                  with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to BEA:

                  23 Hampden Drive
                  Norwood, Massachusetts 02062
                  Attention: David Burnett or Paul Ehrlich
                  Telecopier No.: (617) 551-0546

                  with a copy to:

                  D'Agostine, Levine & Gordon, P.C.
                  268 Main Street
                  Acton, Massachusetts 01720
                  Attention: Louis N. Levine, Esq.
                  Telecopier No.: (508) 264-4868

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         7.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. The parties agree that the dispute underlying Claims of any action for specific performance shall be decided by arbitration in accordance with the provisions of
Section 7.14. All actions for injunctive relief, specific performance or other relief shall be determined in accordance with the governing law provisions of
Section 7.9. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of and subject to the limitations contained in this Agreement for such breach or threatened breach. Notwithstanding the foregoing or any provision of this Agreement to the contrary, after the Closing Date ATS shall not be entitled to specific performance or any other remedy to the extent that the cost to BEA arising from the enforcement or exercise of such remedy would exceed the amount of the indemnification required by Section 6.3, for all costs and expenses incurred in connection with its performance of or compliance with the remedy exercised or enforced.

         7.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         7.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         7.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         7.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 6, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action. In the event of any Legal Action among the parties arising out of this Agreement, the parties agree to submit the matter to the appropriate state or federal court sitting in Suffolk County, Massachusetts and the parties agree to submit to the jurisdiction of such courts.

         7.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         7.11 Entire Agreement. This Agreement (together with the BEA Disclosure Schedule and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including without limitation that certain letter of intent, dated March 6, 1997, between the parties. The parties have not made or relied upon any warranties or representations except those specifically set forth in this Agreement.

         7.12 Assignment. This Agreement shall not be assignable by either party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATS may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         7.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 7.12.

         7.14 Arbitration. Subject to the provisions of Section 2.2(d) and the right to seek injunctive relief and specific performance in accordance with the provisions of Section 7.5 which shall take precedence over the provisions of this Section, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration in accordance with the governing law provisions of Section 7.9 and the then existing commercial arbitration rules of the American Arbitration Association before a panel of three (3) arbitrators in Boston, Massachusetts, selected within thirty (30) days of the commencement of such arbitration, with each participant selecting one arbitrator and the two so selected selecting the third (or the third being selected by the American Arbitration Association if agreement on a third is not reached within thirty (30) days); and the parties hereto agree that any judgment or award rendered by such arbitrators shall be a final and binding determination as to such matter or matters and may be entered in any court having jurisdiction thereof; provided, however, that in the case of damages, the parties shall, except in the case of a fraud constituting dishonesty or willful or intentional gross misrepresentation or willful or intentional gross breach of warranty, covenant or agreement, be limited to actual damages and shall not be entitled to any type of punitive, consequential (including without limitation loss of anticipated profits) or any other measure of damages permitted by Applicable Law or otherwise. The arbitrators shall award fees and expenses (including reasonable attorney fees and expenses) to the prevailing party or, if they determine there is no prevailing party, as they may otherwise determine.

         7.15 Mutual Drafting. This Agreement is the result of the joint efforts of BEA and ATS, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         IN WITNESS WHEREOF, ATS and BEA have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          American Tower Systems, Inc.


                          By:_____________________________________
                               Name:
                               Title:

                          B & E Associates, Inc.


                          By:______________________________________
                               Name:
                               Title:

                                                            APPENDIX A

                                   DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the BEA Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to BEA and ATS.

         Acceptance Notice shall have the meaning given to it in Section 2.2(c).

         Accounts Receivable shall mean (a) any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to BEA attributable to the ownership or operation of the BEA Business (whether classified under the Uniform Commercial Code of any state as accounts, contract rights, chattel paper, general intangibles or otherwise), including without limitation accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form now or hereafter owing from any other Person, all guarantees, security and Liens for the payment of any thereof, and all of BEA's rights to goods, now owned or hereafter acquired, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (b) all proceeds of any of the foregoing.

         adverse, adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of ATS, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Transactions, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the BEA Business, or (c) impair BEA's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of ATS under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event generally affecting the economy or the tower communications business shall not be deemed to constitute such a change, affect or effect.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the BEA Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the FCA and all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         Assets shall mean the business and the tangible and intangible assets used in connection with the conduct of the business or operations of the BEA Business, which business and assets are being exchanged, transferred or otherwise conveyed hereunder, which are the following:

                  (a) the Private Authorizations;

                  (b) the Contracts (other than the BEA Nonassumed Obligations);

                  (c) all Intellectual Property and other proprietary information, which relate to the BEA Business, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with all Authorities which relate to the BEA Business;

                  (d) all claims, choses in action and rights under warranties relating to the BEA Business or any of the BEA Assets;

                  (e) all books and records relating to the ownership or operation of the BEA Assets or the conduct of the BEA Business, including executed copies of Material Agreements and other written Contracts, and all records required by Applicable Law to be kept, subject to the right of the conveying party to have such books and records made available to it for such time as may be reasonably required in connection with audits, defense or prosecution of lawsuits, or other legitimate business purposes. The records described herein shall not include corporate seals, certificates of incorporation, minute books, stock books, tax returns or other records having to do with the corporate organization of BEA; and

                  (f) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing.

         ATS shall have the meaning given to it in the Preamble.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign., including without limitation the FCC.

         BEA shall have the meaning given to it in the Preamble.

         BEA Assets shall have the meaning given to it in Section 2.1.

         BEA Assumable Agreements shall mean all obligations and liabilities of BEA under all Leases, Material Agreements, Governmental Authorizations, Private Authorizations and other Contractual Obligations not required to be listed on
Section 3.16 of the BEA Disclosure Schedule entered into in the ordinary course of business and relating to the ownership or operation of any of the BEA Assets or the conduct of the BEA Business.

         BEA Assumed Obligations shall have the meaning given to it in Section 2.2(b).

         BEA Business shall have the meaning given them in the first Whereas paragraph.

         BEA Disclosure Schedule shall mean the BEA Disclosure Schedule dated as of the date of this Agreement delivered by BEA to ATS.

         BEA Employees shall have the meaning given it in the Section 3.15.

         BEA  Nonassumed  Obligations  shall  have  the  meaning  given to it in
Section 2.2(b).

         BEA Statements shall have the meaning given to it in Section 3.2(b).

         BEA's knowledge means the actual knowledge of any officer or senior manager of BEA, as such knowledge exists on the date of this Agreement and no later date, after reasonable review of BEA's records.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the BEA Business.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.3.

         Closing Date shall have the meaning given to it in Section 2.3.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean the Indemnity Agreement, bills of sale, assignments of intangibles, assumption agreements with respect to the BEA Assumed Obligations, other instruments of conveyance and assignment sufficient to vest in ATS title to all of the other BEA Assets and the BEA Business, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Collection Period shall have the meaning given to it in Section 2.4.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership or operation of the BEA Assets or the conduct of the BEA Business.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Employment Arrangement shall mean, with respect to BEA, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty (30) days without liability, penalty or payment of any kind by BEA or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the BEA Assets or the conduct of the BEA Business.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with BEA under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         GAAP shall mean means, except to the extent that a deviation therefrom is expressly required by this Agreement, such principles applied on a consistent basis, (i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (ii) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (iii) that otherwise arise by custom for the particular industry, all as the same shall exist on the date of this Agreement.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the United States Forest Service and the Federal Aviation Administration, in connection with the ownership or operation of the BEA Assets or the conduct of the BEA Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to BEA, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         Indemnity  Agreement  shall  have the  meaning  given to it in  Section
5.2(h).

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         Intellectual Property shall mean the following, but solely and exclusively to the extent it relates to the BEA Business, and not otherwise: any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Loss and Expense shall have the meaning given to it in Section 6.2.

         material, materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to BEA, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $20,000 during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty
(30) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than three percent (3%) of the revenues of the BEA Business in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of the BEA Business during the current fiscal year, (f) is with the United States Forest Service or any other Authority, or
(g)  involves  the  management  by BEA of any  communication  tower of any other
Person.

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Permitted Liens shall mean (a) Liens for current taxes not yet due and payable, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the BEA Business, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by BEA and used or useful as of the date hereof in the conduct of the business or operations of the BEA Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the BEA Business.

         Prepaid Expense shall mean any item which in accordance with GAAP would be treated as an expense and which has been paid by BEA prior to the Closing and relates to a period subsequent to the Closing.

         Prepaid Revenue shall mean any item which in accordance with GAAP would be treated as revenue and which has been received by BEA prior to the Closing and relates to a period subsequent to the Closing.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to Intellectual Property.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes, gross receipts Taxes and similar Taxes, but shall not include federal, state or local income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Purchase Price shall have the meaning given to it in Section 2.3.

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the purchase and sale of the BEA Assets and the BEA Business and the execution, delivery and performance of the Collateral Documents.